UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois		60093-2753
(Address of Principal executive offices)		(Zip Code)

Registrant’s Telephone number, including area code: (847) 646-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The information set forth below in Item 8.01 is incorporated herein by reference.

Item 8.01. Other Events

Kraft Foods Inc. (the “Company,” “we,” “us,” or “our”) today announced the pricing of $6 billion in aggregate principal amount of notes to be issued by its wholly owned subsidiary, Kraft Foods Group, Inc. (“Kraft Foods Group”). Kraft Foods Group will issue $1 billion principal amount of its 1.625% Notes due 2015, $1 billion principal amount of its 2.250% Notes due 2017, $2 billion principal amount of its 3.500% Notes due 2022, and $2 billion principal amount of its 5.000% Notes due 2042 (collectively, the “Notes”). The Notes will be senior unsecured obligations of Kraft Foods Group and will rank equally in right of payment with all of Kraft Food Group’s existing and future senior unsecured indebtedness, and will be initially guaranteed by us, which guarantee will rank equally in right of payment with all of our existing and future senior unsecured indebtedness. Upon the consummation of the previously announced proposed spin-off of our North American grocery business to our shareholders (the “Spin-Off”), our guarantee will automatically terminate, and we will automatically be released from our obligations under the Notes.

In connection with the issuance of the Notes, we and Kraft Foods Group entered into a Purchase Agreement dated May 30, 2012 (the “Purchase Agreement”) among Kraft Foods Group, as issuer, the Company, as guarantor, and Barclays Capital Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities LLC and RBS Securities Inc., as representatives of the several initial purchasers named in the Purchase Agreement (the “Initial Purchasers”) pursuant to which Kraft Foods Group agreed to issue and sell the Notes to the Initial Purchasers.

In connection with the issuance of the Notes, Kraft Foods Group and the Company will enter into an indenture, as supplemented by a first supplemental indenture (together, the “Indenture”), with Deutsche Bank Trust Company Americas, as trustee. The Notes will be subject to certain customary covenants, including limitations on Kraft Food Group’s ability, with significant exceptions (i) to incur debt secured by liens above a certain threshold, (ii) to engage in certain sale and leaseback transactions above a certain threshold and (iii) to consolidate, merge, convey or transfer its assets substantially as an entirety.

The issuance of the Notes is expected to close on June 4, 2012, subject to customary closing conditions.

Kraft Foods Group expects to file a copy of the Indenture and the form of global Note for each series of Notes in connection with its next Form 10 filing in June 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2012	KRAFT FOODS INC.

/s/ Carol J. Ward

	Name:	Carol J. Ward
	Title:	Vice President and Corporate Secretary